As filed with the Securities and Exchange Commission on September 24, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	98-0608404
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

51 West 52nd Street, 7th Floor
New York, NY 10019-6163
Telephone: 1-844-689-3939
(Address and Telephone Number of Principal Executive Offices)

Christopher Missling, PhD
Chief Executive Officer
51 West 52nd Street, 7th Floor
New York, NY 10019-6163
Telephone: 1-844-689-3939
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Clayton E. Parker, Esq.
Erin L. Fogarty, Esq.
K&L Gates LLP
200 South Biscayne Boulevard, Suite 3900
Miami, Florida 33131-2399
Telephone: (305) 539-3300

Approximate Date of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Securities covered by the base prospectus included herein:
Common Stock, par value $0.001 per share	(1)	(1)	(1)	(2)
Securities covered by the sales agreement prospectus included herein:
Common Stock, par value $0.001 per share	(3)	(3)	$150,000,000	$16,365	(4)

(1)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate number or amount, as the case may be, of common stock is being registered hereunder as may from time to time be issued at indeterminate prices.
(2)	Pursuant to Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of these registration fees.
(3)	An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $150,000,000 are being registered hereunder as may from time to time be issued at indeterminate prices.
(4)	The filing fee in connection with the shares of common stock that may be issued and sold from time to time pursuant to the sales agreement prospectus included herein of $16,365.00 is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus, which covers the offering, issuance and sale by us of our common stock from time to time in one or more offerings; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of up to $150,000,000 of our common stock that may be issued and sold from time to time under a sales agreement with SVB Leerink LLC and Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

PROSPECTUS

Anavex Life Sciences Corp.

Common Stock

We may, from time to time, offer and sell common stock at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our common stock. Each time we sell common stock pursuant to this prospectus, we will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the common stock being offered.

Common stock may be sold by us through underwriters or dealers, directly to purchasers, or through designated agents from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any common stock with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional common stock will be listed in a prospectus supplement. The price to the public of such common stock and the net proceeds we expect to receive from such sale will also be listed in a prospectus supplement.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “AVXL”. On September 22, 2021 the last reported sale price of our common stock was $17.64 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2021.

TABLE OF CONTENTS

PROSPECTUS

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock in one or more offerings, in amounts, at prices, and on terms that will be determined at the time of the offering. There is no limit on the aggregate amount of common stock that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section titled “Documents Incorporated by Reference,” before buying any of the securities in this offering.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

Throughout this prospectus, when we use the terms “Anavex,” “we,” “us,” “our” or the “Company,” we are referring either to Anavex Life Sciences Corp. in its individual capacity or to Anavex Life Sciences Corp. and its operating subsidiaries collectively, as the context require.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our anticipated future clinical and regulatory milestone events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “forecast,” “could,” “suggest,” “plan,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding:

●	volatility in our stock and in the markets in general;

●	our ability to successfully conduct clinical and preclinical trials for our product candidates;

●	our ability to raise additional capital on favorable terms and the impact of such activities on our stockholders and stock price;

●	the impact of the COVID-19 outbreak and its effect on us;

●	our ability to generate any revenue or to continue as a going concern;

●	our ability to execute our development plan on time and on budget;

●	our products’ ability to demonstrate efficacy or an acceptable safety profile of our product candidates;

●	our ability to obtain the support of qualified scientific collaborators;

●	our ability, whether alone or with commercial partners, to successfully commercialize any of our product candidates that may be approved for sale;

●	our ability to identify and obtain additional product candidates;

●	our reliance on third parties in non-clinical and clinical studies;

●	our ability to defend against product liability claims;

●	our ability to safeguard against security breaches;

●	our ability to obtain and maintain sufficient intellectual property protection for our product candidates;

●	our ability to comply with our intellectual property licensing agreements;

●	our ability to defend against claims of intellectual property infringement;

●	our ability to comply with the maintenance requirements of the government patent agencies;

●	our ability to protect our intellectual property rights throughout the world;

●	competition;

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●	the anticipated start dates, durations and completion dates of our ongoing and future clinical studies;

●	the anticipated designs of our future clinical studies;

●	our anticipated future regulatory submissions and our ability to receive regulatory approvals to develop and market our product candidates, including any orphan drug or fast track designations; and

●	our anticipated future cash position.

We have based these forward-looking statements largely on our current expectations and projections about future events, including the responses we expect from the U.S. Food and Drug Administration, or FDA, and other regulatory authorities and financial trends that we believe may affect our financial condition, results of operations, business strategy, preclinical and clinical trials and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions including without limitation the risks described in “Risk Factors” in “Part I, Item 1A” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2020, March 31, 2021 and June 30, 2021. These risks are not exhaustive. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable laws including the securities laws of the United States, we assume no obligation to update or supplement forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated herein by reference for a more complete understanding of this offering of common stock. Please read “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and in any subsequent quarterly reports on Form 10-Q for information regarding risks you should consider before investing in our common stock.

Our Company

Overview

Anavex Life Sciences Corp. is a clinical stage biopharmaceutical company engaged in the development of differentiated therapeutics by applying precision medicine to central nervous system (“CNS”) diseases with high unmet need. We analyze genomic data from clinical studies to identify biomarkers, which we use to select patients that we believe will receive the therapeutic benefit for the treatment of neurodegenerative and neurodevelopmental diseases.

Our lead compound, ANAVEX®2-73, is being developed to treat Alzheimer’s disease, Parkinson’s disease and potentially other central nervous system diseases, including rare diseases, such as Rett syndrome, a rare severe neurological monogenic disorder caused by mutations in the X-linked gene, methyl-CpG-binding protein 2 (“MECP2”).

We currently have two core programs and two seed programs. Our core programs are at various stages of clinical and preclinical development, in neurodegenerative and neurodevelopmental diseases.

Clinical Studies Overview

Alzheimer’s Disease

In November 2016, we completed a Phase 2a clinical trial, consisting of PART A and PART B, which lasted a total of 57 weeks, for ANAVEX®2-73 in mild-to-moderate Alzheimer’s patients. This open-label randomized trial met both primary and secondary endpoints and was designed to assess the safety and exploratory efficacy of ANAVEX®2-73 in 32 patients. ANAVEX®2-73 targets sigma-1 and muscarinic receptors, which have been shown in preclinical studies to reduce stress levels in the brain believed to restore cellular homeostasis and to reverse the pathological hallmarks observed in Alzheimer’s disease. The Phase 2a trial demonstrated positive pharmacokinetic (PK) and pharmacodynamic (PD) data, which established a concentration-effect relationship between ANAVEX®2-73 and study measurements. These measures obtained from all patients who participated in the entire 57 weeks include exploratory cognitive and functional scores as well as biomarker signals of brain activity. Additionally, the study appears to show that ANAVEX®2-73 activity is enhanced by its active metabolite (ANAVEX19-144), which also targets the sigma-1 receptor and has a half-life approximately twice as long as the parent molecule.

Two consecutive trial extensions for the Phase 2a trial have allowed participants who completed the 52-week PART B of the study to continue taking ANAVEX®2-73, providing an opportunity to gather extended safety data for a cumulative time period of five years. In August 2020, patients completing these Phase 2a trial extensions were granted continued access to treatment with ANAVEX®2-73 through the Australian Government Department of Health – Therapeutic Goods Administration (TGA) compassionate use Special Access Scheme.

A larger Phase 2b/3 double-blind, placebo-controlled 450-patient study of ANAVEX®2-73 in Alzheimer’s disease commenced in August 2018. The Phase 2b/3 study is a 48-week study, with participants randomized 1:1:1 to two different ANAVEX®2-73 doses or placebo. The trial commenced in Australia; and additional regions were added in the United Kingdom, The Netherlands, Germany and Canada. The ANAVEX®2-73 Phase 2b/3 study design incorporates genomic precision medicine biomarkers identified in the ANAVEX®2-73 Phase 2a study. Primary and secondary endpoints will assess safety and both cognitive and functional efficacy, measured through Alzheimer’s Disease Assessment Scale – Cognition (ADAS-Cog), ADCS-ADL and Clinical Dementia Rating – Sum of Boxes for cognition and function (CDR-SB). The study completed enrollment in June 2021, exceeding the enrollment beyond 450 patients at 52 sites across North America, Europe and Australia.

In October 2019, we initiated a long-term open label extension study of ANAVEX®2-73, entitled the ATTENTION-AD study, for patients who have completed the 48-week Phase 2b/3 placebo-controlled trial referenced above. This study is expected to last two years and will give patients the opportunity to continue their treatment.

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Rett Syndrome

In February 2016, we presented positive preclinical data for ANAVEX®2-73 in Rett syndrome, a rare neurodevelopmental disease. The study was funded by the International Rett Syndrome Foundation (“Rettsyndrome.org”). In January 2017, we were awarded a financial grant from Rettsyndrome.org of a minimum of $0.6 million to cover some of the costs of a multicenter Phase 2 clinical trial of ANAVEX®2-73 for the treatment of Rett syndrome. This award was received in quarterly instalments which commenced during fiscal 2018.

In March 2019, we commenced the first Phase 2 clinical trial in a planned Rett syndrome program of ANAVEX®2-73 for the treatment of Rett syndrome. The studies are being conducted in a range of patient age demographics and geographic regions, utilizing a convenient oral liquid once-daily formulation of ANAVEX®2-73.

The first Phase 2 study, which took place in the United States, was completed in December 2020. This trial was a randomized double-blind, placebo-controlled safety, tolerability, pharmacokinetic and efficacy study of oral liquid ANAVEX®2-73 formulation in 25 adult female patients with Rett syndrome over a 7-week treatment period including ANAVEX®2-73-specific genomic precision medicine biomarkers. The primary endpoint of the trial was safety. The dosing of 5 mg ANAVEX®2-73 was well-tolerated and demonstrated dose-proportional PK (pharmacokinetics). All secondary efficacy endpoints of the trial showed statistically significant and clinically meaningful, drug exposure-dependent response in the Rett Syndrome Behaviour Questionnaire (RSBQ) Total scores, when compared to placebo, in the ITT cohort (all participants, p = 0.048). 66.7% of ANAVEX®2-73 treated subjects showed a statistically significant improvement in drug exposure-dependent RSBQ response as compared to 10% of the subjects on placebo in the ITT cohort (all participants, p = 0.011). ANAVEX®2-73 treatment resulted in a sustained improvement in Clinical Global Impression Improvement (CGI-I) scores throughout the 7-week study, when compared to placebo in the ITT cohort (all participants, p = 0.014). 86.7% of ANAVEX®2-73 treated subjects showed a statistically significant CGI-I response, defined as sustained improvement to treatment, as compared to 40% of the subjects on placebo in the ITT cohort (all participants, p = 0.014). Consistent with previous ANAVEX®2-73 clinical trials, patients carrying the common form of the SIGMAR1 gene treated with ANAVEX®2-73 experienced stronger improvements in the prespecified efficacy endpoints.

The second Phase 2 study of ANAVEX®2-73 for the treatment of Rett syndrome, called the AVATAR study, commenced in June 2019. This study is taking place in Australia and the United Kingdom using a higher dose than the U.S. based Phase 2 study for Rett syndrome. The study will evaluate the safety and efficacy of ANAVEX®2-73 in approximately 33 patients over a 7-week treatment period including ANAVEX®2-73 specific precision medicine biomarkers. All patients who participate in the study will be eligible to receive ANAVEX®2-73 under a voluntary open label extension protocol.

In July 2020, we commenced the third study of ANAVEX®2-73 for the treatment of Rett syndrome, called the EXCELLENCE study. This Phase 2/3 study in pediatric patients with Rett syndrome will evaluate the safety and efficacy of ANAVEX®2-73 in at least 69 pediatric patients, aged 5 to 18, over a 12-week treatment period incorporating ANAVEX®2-73 specific precision medicine biomarkers. All patients who participate in the study will be eligible to receive ANAVEX®2-73 under a voluntary open label extension protocol.

Parkinson’s Disease

In September 2016, we presented positive preclinical data for ANAVEX®2-73 in an animal model of Parkinson’s disease, which demonstrated significant improvements on behavioral, histopathological, and neuroinflammatory endpoints. The study was funded by the Michael J. Fox Foundation. Additional data announced in October 2017 indicates that ANAVEX®2-73 induces robust neurorestoration in experimental Parkinsonism. The encouraging results we have gathered in this model, coupled with the favorable profile of this compound in the Alzheimer’s disease trial, support the notion that ANAVEX®2-73 is a promising clinical candidate drug for Parkinson’s disease dementia.

In October 2020, we completed a double-blind, randomized, placebo-controlled proof-of-concept Phase 2 trial with ANAVEX®2-73 in Parkinson’s Disease Dementia (PDD), to study the effect of the compound on both the cognitive and motor impairment of Parkinson’s disease. The Phase 2 study enrolled approximately 132 patients for 14 weeks, randomized 1:1:1 to two different ANAVEX®2-73 doses, 30mg and 50mg, or placebo. The ANAVEX®2-73 Phase 2 PDD study design incorporated genomic precision medicine biomarkers identified in the ANAVEX®2-73 Phase 2a Alzheimer’s disease study.

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Within this study ANAVEX®2-73 was well tolerated in oral doses up to 50mg once daily. The results show clinically meaningful, dose-dependent, and statistically significant improvements in the Cognitive Drug Research (CDR) computerized assessment system analysis. The study confirmed the precision medicine approach of targeting SIGMAR1 as a genetic biomarker in response to ANAVEX®2-73.

In January 2021, we announced we were awarded a research grant of $1.0 million from The Michael J. Fox Foundation for Parkinson’s Research (MJFF) to develop ANAVEX®2-73 for the treatment of Parkinson’s disease. The award will explore utilization of PET imaging biomarkers to enable measurement of target engagement and pathway activation of the sigma-1 receptor (SIGMAR1) with clinically relevant doses in people with Parkinson’s disease.

Frontotemporal Dementia

In July 2020, we commenced the First-in-Human Phase 1 clinical trial of ANAVEX®3-71, which was previously granted orphan drug designation for the treatment of Frontotemporal Dementia (FTD) by the FDA. ANAVEX®3-71 is an orally administered small molecule targeting sigma-1 and M1 muscarinic receptors that is designed to be beneficial for neurodegenerative diseases. In preclinical studies, ANAVEX®3-71 demonstrated disease-modifying activity against the major hallmarks of Alzheimer’s disease in transgenic (3xTg-AD) mice, including cognitive deficits, amyloid and tau pathologies, as well as beneficial effects on mitochondrial dysfunction and neuroinflammation.

The Phase 1 clinical trial will be a prospective double-blind, randomized, placebo-controlled study. A total of at least 36 healthy male and female subjects will be included. Single escalating doses of ANAVEX®3-71 will be administered in order to evaluate the safety, tolerability, and pharmacokinetics (PK) of ANAVEX®3-71 and the effects of food and gender on its PK in healthy volunteers. This study is expected to be followed by longer duration dosing including patients with FTD or other dementia indications with unmet medical need, incorporating exploratory efficacy and disease biomarker measures.

Corporate Information

We were incorporated in 2004. Our principal executive office is located at 51 West 52nd Street, 7th Floor, New York, NY 10019-6163, and our telephone number is 844.689.3939. Our website address is www.anavex.com. No information found on our website is part of, nor incorporated into, this prospectus. Also, this prospectus may include the names of various government agencies or the trade names of other companies. Unless specifically stated otherwise, the use or display by us of such other parties’ names and trade names in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties. “Anavex” has been trademarked with the United States Patent and Trademark Office. The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section titled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses and technologies, although we have no present commitments or agreements to enter into any material acquisitions or investments. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

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DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

We are authorized to issue 200,000,000 shares of Common Stock with a par value of $0.001. As of September 22, 2021, we had 75,726,992 shares of Common Stock outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The Common Stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

On May 25, 2021, the Company’s stockholders approved an amendment to the Company’s Articles of Incorporation with the Secretary State of the State of Nevada to increase the number of authorized shares of the Common Stock from 100,000,000 shares to 200,000,000 shares.

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. Our bylaws provide that these sections do not apply.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our Company.

Indemnification Of Directors And Executive Officers And Limitation On Liability.

Our Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

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The Bylaws also provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under the Bylaws.

The Bylaws provide that the Board of Directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another Company, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

Nevada Revised Statutes 78.751 and 78.7502 have provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney’s fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, the Nevada Revised Statues provide that he must be indemnified by the Company against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Section 78.7502 of the Nevada Revised Statues also provides that any discretionary indemnification, unless ordered by a court or advanced by the Company, may be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.

The determination must be made:

●	By the stockholders;

●	By the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment or other options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

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We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Snell & Wilmer, L.L.P., Reno, Nevada. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of September 30, 2020 and 2019 and for each of the two years in the period ended September 30, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We make available free of charge on our internet website at www.anavex.com our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider such information as part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any applicable prospectus supplement, certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and any applicable prospectus supplement, and information we later file with the SEC will automatically update and supersede the information in this prospectus or the applicable prospectus supplement. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 28, 2020; and

(2)	our Quarterly Reports on Form 10-Q for the periods ended December 31, 2020, March 31, 2021 and June 30, 2021, filed on February 16, 2021, May 13, 2021 and August 12, 2021;

(3)	our Current Reports on Form 8-K filed with the SEC on May 28, 2021 and June 24, 2021; and

(4)	the description of our Common Stock contained in the Registration Statement on Form 8-A (File No. 001-37606) filed with the SEC on October 23, 2015.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

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We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Anavex Life Sciences Corp.
51 West 52nd Street, 7th Floor
New York, NY 10019-6163
(844) 689-3939

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ANAVEX LIFE SCIENCES CORP.

Common Stock

PROSPECTUS

September 24, 2021

PROSPECTUS

Up to $150,000,000

Common Stock

On May 1, 2020, we entered into an amended and restated sales agreement, or the Sales Agreement, with SVB Leerink LLC, or SVB Leerink and Cantor Fitzgerald & Co., or Cantor Fitzgerald, and together with SVB Leerink, the Sales Agents, relating to shares of our common stock, par value $0.001 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time through the Sales Agents. Pursuant to this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000. We previously sold 7,395,005 shares of common stock under the Sales Agreement for $86,607,450 in gross proceeds, which were registered under the registration statement on Form S-3 (Registration No. 333-232550).

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “AVXL.” On September 22, 2021 the last reported sale price of our common stock was $17.64 per share.

Sales of our common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agents are not required to sell any specific amount of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agents will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross proceeds from the sale of our common stock pursuant to the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-10 of this prospectus for additional information regarding the Sales Agents’ compensation.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page S-6 of this prospectus, and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SVB Leerink	Cantor

The date of this prospectus is September 24, 2021.

TABLE OF CONTENTS

PROSPECTUS

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ABOUT THIS PROSPECTUS

This prospectus of Anavex Life Sciences Corp., a Nevada corporation (collectively with all of its subsidiaries, the “Company”, “Anavex”, or “we”, “us”, or “our”) is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus.

This prospectus and any free-writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the Sales Agents have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the Sales Agents are not, making an offer or sale of our common stock in any jurisdiction where such offer or sale is not permitted.

The information in this prospectus is not complete. You should carefully read this prospectus, including the information incorporated by reference herein and therein, before you invest, as these documents contain information you should consider when making your investment decision.

None of Anavex Life Sciences Corp., the Sales Agents or any of their representatives are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our anticipated future clinical and regulatory milestone events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “forecast,” “could,” “suggest,” “plan,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding:

●	volatility in our stock and in the markets in general;

●	our ability to successfully conduct clinical and preclinical trials for our product candidates;

●	our ability to raise additional capital on favorable terms and the impact of such activities on our stockholders and stock price;

●	the impact of the COVID-19 outbreak and its effect on us;

●	our ability to generate any revenue or to continue as a going concern;

●	our ability to execute our development plan on time and on budget;

●	our products’ ability to demonstrate efficacy or an acceptable safety profile of our product candidates;

●	our ability to obtain the support of qualified scientific collaborators;

●	our ability, whether alone or with commercial partners, to successfully commercialize any of our product candidates that may be approved for sale;

●	our ability to identify and obtain additional product candidates;

●	our reliance on third parties in non-clinical and clinical studies;

●	our ability to defend against product liability claims;

●	our ability to safeguard against security breaches;

●	our ability to obtain and maintain sufficient intellectual property protection for our product candidates;

●	our ability to comply with our intellectual property licensing agreements;

●	our ability to defend against claims of intellectual property infringement;

●	our ability to comply with the maintenance requirements of the government patent agencies;

●	our ability to protect our intellectual property rights throughout the world;

●	competition;

●	the anticipated start dates, durations and completion dates of our ongoing and future clinical studies;

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●	the anticipated designs of our future clinical studies;

●	our anticipated future regulatory submissions and our ability to receive regulatory approvals to develop and market our product candidates, including any orphan drug or fast track designations; and

●	our anticipated future cash position.

We have based these forward-looking statements largely on our current expectations and projections about future events, including the responses we expect from the U.S. Food and Drug Administration, or FDA, and other regulatory authorities and financial trends that we believe may affect our financial condition, results of operations, business strategy, preclinical and clinical trials and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions including without limitation the risks described in “Risk Factors” in “Part I, Item 1A” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2020, March 31, 2021 and June 30, 2021. These risks are not exhaustive. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable laws including the securities laws of the United States, we assume no obligation to update or supplement forward-looking statements.

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PROSPECTUS  SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated herein by reference for a more complete understanding of this offering of common stock. Please read “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and in any subsequent quarterly reports on Form 10-Q for information regarding risks you should consider before investing in our common stock.

Throughout this prospectus, when we use the terms “Anavex,” “we,” “us,” “our” or the “Company,” we are referring either to Anavex Life Sciences Corp. in its individual capacity or to Anavex Life Sciences Corp. and its operating subsidiaries collectively, as the context require.

Our Company

Overview

Anavex Life Sciences Corp. is a clinical stage biopharmaceutical company engaged in the development of differentiated therapeutics by applying precision medicine to central nervous system (“CNS”) diseases with high unmet need. We analyze genomic data from clinical studies to identify biomarkers, which we use to select patients that we believe will receive the therapeutic benefit for the treatment of neurodegenerative and neurodevelopmental diseases.

Our lead compound, ANAVEX®2-73, is being developed to treat Alzheimer’s disease, Parkinson’s disease and potentially other central nervous system diseases, including rare diseases, such as Rett syndrome, a rare severe neurological monogenic disorder caused by mutations in the X-linked gene, methyl-CpG-binding protein 2 (“MECP2”).

We currently have two core programs and two seed programs. Our core programs are at various stages of clinical and preclinical development, in neurodegenerative and neurodevelopmental diseases.

Clinical Studies Overview

Alzheimer’s Disease

In November 2016, we completed a Phase 2a clinical trial, consisting of PART A and PART B, which lasted a total of 57 weeks, for ANAVEX®2-73 in mild-to-moderate Alzheimer’s patients. This open-label randomized trial met both primary and secondary endpoints and was designed to assess the safety and exploratory efficacy of ANAVEX®2-73 in 32 patients. ANAVEX®2-73 targets sigma-1 and muscarinic receptors, which have been shown in preclinical studies to reduce stress levels in the brain believed to restore cellular homeostasis and to reverse the pathological hallmarks observed in Alzheimer’s disease. The Phase 2a trial demonstrated positive pharmacokinetic (PK) and pharmacodynamic (PD) data, which established a concentration-effect relationship between ANAVEX®2-73 and study measurements. These measures obtained from all patients who participated in the entire 57 weeks include exploratory cognitive and functional scores as well as biomarker signals of brain activity. Additionally, the study appears to show that ANAVEX®2-73 activity is enhanced by its active metabolite (ANAVEX19-144), which also targets the sigma-1 receptor and has a half-life approximately twice as long as the parent molecule.

Two consecutive trial extensions for the Phase 2a trial have allowed participants who completed the 52-week PART B of the study to continue taking ANAVEX®2-73, providing an opportunity to gather extended safety data for a cumulative time period of five years. In August 2020, patients completing these Phase 2a trial extensions were granted continued access to treatment with ANAVEX®2-73 through the Australian Government Department of Health – Therapeutic Goods Administration (TGA) compassionate use Special Access Scheme.

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A larger Phase 2b/3 double-blind, placebo-controlled 450-patient study of ANAVEX®2-73 in Alzheimer’s disease commenced in August 2018. The Phase 2b/3 study is a 48-week study, with participants randomized 1:1:1 to two different ANAVEX®2-73 doses or placebo. The trial commenced in Australia; and additional regions were added in the United Kingdom, The Netherlands, Germany and Canada. The ANAVEX®2-73 Phase 2b/3 study design incorporates genomic precision medicine biomarkers identified in the ANAVEX®2-73 Phase 2a study. Primary and secondary endpoints will assess safety and both cognitive and functional efficacy, measured through Alzheimer’s Disease Assessment Scale – Cognition (ADAS-Cog), ADCS-ADL and Clinical Dementia Rating – Sum of Boxes for cognition and function (CDR-SB). The study completed enrollment in June 2021, exceeding the enrollment beyond 450 patients at 52 sites across North America, Europe and Australia.

In October 2019, we initiated a long-term open label extension study of ANAVEX®2-73, entitled the ATTENTION-AD study, for patients who have completed the 48-week Phase 2b/3 placebo-controlled trial referenced above. This study is expected to last two years and will give patients the opportunity to continue their treatment.

Rett Syndrome

In February 2016, we presented positive preclinical data for ANAVEX®2-73 in Rett syndrome, a rare neurodevelopmental disease. The study was funded by the International Rett Syndrome Foundation (“Rettsyndrome.org”). In January 2017, we were awarded a financial grant from Rettsyndrome.org of a minimum of $0.6 million to cover some of the costs of a multicenter Phase 2 clinical trial of ANAVEX®2-73 for the treatment of Rett syndrome. This award was received in quarterly instalments which commenced during fiscal 2018.

In March 2019, we commenced the first Phase 2 clinical trial in a planned Rett syndrome program of ANAVEX®2-73 for the treatment of Rett syndrome. The studies are being conducted in a range of patient age demographics and geographic regions, utilizing a convenient oral liquid once-daily formulation of ANAVEX®2-73.

The first Phase 2 study, which took place in the United States, was completed in December 2020. This trial was a randomized double-blind, placebo-controlled safety, tolerability, pharmacokinetic and efficacy study of oral liquid ANAVEX®2-73 formulation in 25 adult female patients with Rett syndrome over a 7-week treatment period including ANAVEX®2-73-specific genomic precision medicine biomarkers. The primary endpoint of the trial was safety. The dosing of 5 mg ANAVEX®2-73 was well-tolerated and demonstrated dose-proportional PK (pharmacokinetics). All secondary efficacy endpoints of the trial showed statistically significant and clinically meaningful, drug exposure-dependent response in the Rett Syndrome Behaviour Questionnaire (RSBQ) Total scores, when compared to placebo, in the ITT cohort (all participants, p = 0.048). 66.7% of ANAVEX®2-73 treated subjects showed a statistically significant improvement in drug exposure-dependent RSBQ response as compared to 10% of the subjects on placebo in the ITT cohort (all participants, p = 0.011). ANAVEX®2-73 treatment resulted in a sustained improvement in Clinical Global Impression Improvement (CGI-I) scores throughout the 7-week study, when compared to placebo in the ITT cohort (all participants, p = 0.014). 86.7% of ANAVEX®2-73 treated subjects showed a statistically significant CGI-I response, defined as sustained improvement to treatment, as compared to 40% of the subjects on placebo in the ITT cohort (all participants, p = 0.014). Consistent with previous ANAVEX®2-73 clinical trials, patients carrying the common form of the SIGMAR1 gene treated with ANAVEX®2-73 experienced stronger improvements in the prespecified efficacy endpoints.

The second Phase 2 study of ANAVEX®2-73 for the treatment of Rett syndrome, called the AVATAR study, commenced in June 2019. This study is taking place in Australia and the United Kingdom using a higher dose than the U.S. based Phase 2 study for Rett syndrome. The study will evaluate the safety and efficacy of ANAVEX®2-73 in approximately 33 patients over a 7-week treatment period including ANAVEX®2-73 specific precision medicine biomarkers. All patients who participate in the study will be eligible to receive ANAVEX®2-73 under a voluntary open label extension protocol.

S-2

In July 2020, we commenced the third study of ANAVEX®2-73 for the treatment of Rett syndrome, called the EXCELLENCE study. This Phase 2/3 study in pediatric patients with Rett syndrome will evaluate the safety and efficacy of ANAVEX®2-73 in at least 69 pediatric patients, aged 5 to 18, over a 12-week treatment period incorporating ANAVEX®2-73 specific precision medicine biomarkers. All patients who participate in the study will be eligible to receive ANAVEX®2-73 under a voluntary open label extension protocol.

Parkinson’s Disease

In September 2016, we presented positive preclinical data for ANAVEX®2-73 in an animal model of Parkinson’s disease, which demonstrated significant improvements on behavioral, histopathological, and neuroinflammatory endpoints. The study was funded by the Michael J. Fox Foundation. Additional data announced in October 2017 indicates that ANAVEX®2-73 induces robust neurorestoration in experimental Parkinsonism. The encouraging results we have gathered in this model, coupled with the favorable profile of this compound in the Alzheimer’s disease trial, support the notion that ANAVEX®2-73 is a promising clinical candidate drug for Parkinson’s disease dementia.

In October 2020, we completed a double-blind, randomized, placebo-controlled proof-of-concept Phase 2 trial with ANAVEX®2-73 in Parkinson’s Disease Dementia (PDD), to study the effect of the compound on both the cognitive and motor impairment of Parkinson’s disease. The Phase 2 study enrolled approximately 132 patients for 14 weeks, randomized 1:1:1 to two different ANAVEX®2-73 doses, 30mg and 50mg, or placebo. The ANAVEX®2-73 Phase 2 PDD study design incorporated genomic precision medicine biomarkers identified in the ANAVEX®2-73 Phase 2a Alzheimer’s disease study.

Within this study ANAVEX®2-73 was well tolerated in oral doses up to 50mg once daily. The results show clinically meaningful, dose-dependent, and statistically significant improvements in the Cognitive Drug Research (CDR) computerized assessment system analysis. The study confirmed the precision medicine approach of targeting SIGMAR1 as a genetic biomarker in response to ANAVEX®2-73.

In January 2021, we announced we were awarded a research grant of $1.0 million from The Michael J. Fox Foundation for Parkinson’s Research (MJFF) to develop ANAVEX®2-73 for the treatment of Parkinson’s disease. The award will explore utilization of PET imaging biomarkers to enable measurement of target engagement and pathway activation of the sigma-1 receptor (SIGMAR1) with clinically relevant doses in people with Parkinson’s disease.

Frontotemporal Dementia

In July 2020, we commenced the First-in-Human Phase 1 clinical trial of ANAVEX®3-71, which was previously granted orphan drug designation for the treatment of Frontotemporal Dementia (FTD) by the FDA. ANAVEX®3-71 is an orally administered small molecule targeting sigma-1 and M1 muscarinic receptors that is designed to be beneficial for neurodegenerative diseases. In preclinical studies, ANAVEX®3-71 demonstrated disease-modifying activity against the major hallmarks of Alzheimer’s disease in transgenic (3xTg-AD) mice, including cognitive deficits, amyloid and tau pathologies, as well as beneficial effects on mitochondrial dysfunction and neuroinflammation.

S-3

The Phase 1 clinical trial will be a prospective double-blind, randomized, placebo-controlled study. A total of at least 36 healthy male and female subjects will be included. Single escalating doses of ANAVEX®3-71 will be administered in order to evaluate the safety, tolerability, and pharmacokinetics (PK) of ANAVEX®3-71 and the effects of food and gender on its PK in healthy volunteers. This study is expected to be followed by longer duration dosing including patients with FTD or other dementia indications with unmet medical need, incorporating exploratory efficacy and disease biomarker measures.

Corporate Information

We were incorporated in 2004. Our principal executive office is located at 51 West 52nd Street, 7th Floor, New York, NY 10019-6163, and our telephone number is 844.689.3939. Our website address is www.anavex.com. No information found on our website is part of, nor incorporated into, this prospectus. Also, this prospectus may include the names of various government agencies or the trade names of other companies. Unless specifically stated otherwise, the use or display by us of such other parties’ names and trade names in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties. “Anavex” has been trademarked with the United States Patent and Trademark Office. The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

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THE OFFERING

Common stock offered by us:	Common stock, par value $.001 per share, having an aggregate sales price of up to $150,000,000.

Common stock to be outstanding after this offering:	Up to 83,653,234 shares assuming the sale of 8,503,401 shares of our common stock in this offering at an offering price of $17.64 per share, which was the closing price of our common stock on The Nasdaq Capital Market on September 22, 2021. The actual number of shares issued will vary depending on the sales prices under this offering.

Plan of Distribution	The “At the market offering” that may be made from time to time through our Sales Agents, SVB Leerink and Cantor Fitzgerald. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes, which may include, among other things, working capital, capital expenditures and funding additional clinical and preclinical development of our pipeline candidates. See “Use of Proceeds” on page S-8.

Risk Factors	You should read the “Risk Factors” section on page S-6 of this prospectus and the other risks identified in the documents incorporated by reference herein before making a decision to purchase common stock in this offering.

Nasdaq Capital Market symbol	“AVXL”

The number of shares of common stock shown above to be outstanding after this offering is based on 75,149,833 shares of common stock outstanding as of June 30, 2021 and excludes the following:

●	10,849,202 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted- average exercise price of $3.94 per share;

●	210,000 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $5.69 per share; and

●	1,706,665 shares of common stock reserved for future issuance under our 2019 Omnibus Incentive Plan.

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RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, together with all of the other information included in this prospectus and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

You may experience dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 8,503,401 shares of our common stock are sold at a price of $17.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 22, 2021, for aggregate gross proceeds of $150.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $14.02 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering, and the assumed offering price. The exercise of outstanding stock options and warrants would result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we initiate and conduct additional clinical trials, and seek marketing approval for our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

S-6

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations and would severely dilute existing or future investors if we were to raise funds at lower prices.

A prolonged decline in the price of our common stock could result in a reduction in our ability to raise capital. Because our operations have been financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

You may experience future dilution as a result of other equity offerings or the exercise of stock options.

To raise additional capital, we may in the future sell additional shares of our common stock in other equity offerings at prices that may not be the same as the price share are sold in this offering. The price per share at which we sell additional shares of our common stock in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, we have a significant number of stock options outstanding. To the extent that outstanding stock options may be exercised, or shares are issued in other offerings by us in the future, you may experience further dilution.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with SVB Leerink and Cantor Fitzgerald, the sales agents in this offering, and compliance with applicable law, we have the discretion to deliver placement notices to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the sales agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the sales agent.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes, which may include, among other things, working capital, capital expenditures and funding additional clinical development of our pipeline candidates. Our management has broad discretion as to the use of such proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might apply these proceeds in ways with which you do not agree, or in ways that ultimately do not yield a favorable return. If our management applies such proceeds in a manner that does not yield a significant return, if any, on our investment of such net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

Risks Relating to Our Business Operations

The COVID-19 coronavirus could adversely impact our business, including our clinical trials, and financial condition.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, the COVID-19 coronavirus has spread to multiple countries, including the United States, Australia and European and Asia-Pacific countries, including countries in which we have planned or active clinical trial sites. As the COVID-19 coronavirus continues to spread around the globe, we may experience disruptions that could potentially impact our business and clinical trials.

In addition, the spread of the COVID-19 coronavirus has had and may continue to severely impact the trading price of shares of our common stock and could further severely impact our ability to raise additional capital on a timely basis or at all.

The global outbreak of the COVID-19 coronavirus continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact our business, including our clinical trials, and financial condition will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

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USE OF PROCEEDS

We may receive up to $150.0 million in aggregate gross proceeds from sales of common stock registered hereunder after the date of this prospectus. We may sell fewer than all of the shares offered by this prospectus, in which case our aggregate proceeds will be less. Because we are not obligated to sell any shares of our common stock under the Sales Agreement, the actual total offering amount and proceeds to us, if any, and the market price of any share we sell hereunder are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Sales Agreement or at what price we may sell the shares offered by this prospectus.

We intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes, which may include, among other things, working capital, capital expenditures and funding additional clinical and preclinical development of our pipeline candidates. We regularly review and pursue opportunities to acquire or invest in complementary businesses and technologies. We may use a portion of the net proceeds from this offering to acquire or invest in complementary businesses and technologies, although we have no present commitments or agreements to enter into any material acquisitions or investments.

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DILUTION

If you purchase shares of common stock in this offering, your ownership interest in the Company will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2021 was approximately $157.1 million, or $2.09 per share.

After giving effect to the sale of common stock pursuant to this prospectus in the aggregate amount of $150.0 million at an assumed offering price of $17.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 22, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2021 would have been $302.5 million, or $3.62 per share of common stock. This represents an immediate increase in the net tangible book value of $1.53 per share to our existing stockholders and an immediate dilution in net tangible book value of $14.02 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$17.64
Net tangible book value per share as of June 30, 2021	$2.09
Increase per share attributable to new investors	$1.53
As adjusted net tangible book value per share as of June 30, 2021 after giving effect to this offering		$3.62
Dilution per share to new investors purchasing shares in this offering		$14.02

The table above assumes for illustrative purposes that an aggregate of 8,503,401 shares of our common stock are sold pursuant to this prospectus at a price of $17.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 22, 2021, for aggregate gross proceeds of $150.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $17.64 per share shown in the table above, assuming all of our common stock in the aggregate amount of $150.0 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $3.64 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $15.00 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $17.64 per share shown in the table above, assuming all of our common stock in the aggregate amount of $150.0 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $3.59 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $13.05 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The above table and discussion are based on 75,149,833 shares of common stock outstanding as of June 30, 2021 and exclude the following:

●	10,849,202 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $3.94 per share;

●	210,000 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $5.69 per share; and

●	1,706,665 shares of common stock reserved for future issuance under our 2019 Omnibus Incentive Plan.

To the extent that options or warrants outstanding as of June 30, 2021 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We previously entered into an amended and restated sales agreement, or the Sales Agreement, dated May 1, 2020, with the Sales Agents. Pursuant to the Sales Agreement we may issue and sell shares of our common stock, $0.001 par value per share, through the Sales Agents, acting as sales agents. Pursuant to this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 1, 2020 and is incorporated by reference into the registration statement of which this prospectus is a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agents may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Sales Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agents may suspend the offering of our common stock upon notice and subject to other conditions. We may only instruct one Sales Agent to issue and sell common stock under the Sales Agreement on any single given day.

We will pay the Sales Agents in cash, upon each sale of our common stock pursuant to the Sales Agreement, a commission in an amount equal to 3.0% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also reimbursed the Sales Agents for certain specified expenses, in an aggregate amount of up to $50,000, including the fees and disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agents under the terms of the Sales Agreement, and excluding expenses previously incurred by us, will be approximately $120,365.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on another date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agents will use their commercially reasonable efforts, consistent with their sales and trading practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Sales Agents may each terminate the Sales Agreement at any time upon ten days’ prior notice.

We have agreed to indemnify the Sales Agents and specified other persons against certain liabilities relating to or arising out of the Sales Agents’ activities under Sales Agreement and to contribute to payments that the Sales Agents may be required to make in respect of such liabilities.

The Sales Agents and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by the Sales Agents, and the Sales Agents may distribute this prospectus electronically.

S-10

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Snell & Wilmer, L.L.P., Reno, Nevada. The Sales Agents are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements as of September 30, 2020 and 2019 and for each of the two years in the period ended September 30, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We make available free of charge on our internet website at www.anavex.com our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider such information as part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 28, 2020; and

(2	our Quarterly Reports on Form 10-Q for the periods ended December 31, 2020, March 31, 2021 and June 30, 2021, filed on February 16, 2021, May 13, 2021 and August 12, 2021;

(3)	our Current Reports on Form 8-K filed with the SEC on May 28, 2021 and June 24, 2021; and

(4)	the description of our Common Stock contained in the Registration Statement on Form 8-A (File No. 001-37606) filed with the SEC on October 23, 2015.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

S-11

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Anavex Life Sciences Corp.
51 West 52nd Street, 7th Floor
New York, NY 10019-6163
(844) 689-3939

S-12

Up to $150,000,000

Common Stock

PROSPECTUS

SVB Leerink	Cantor

 September 24, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the securities registered hereby. The Company will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

SEC registration fee	$16,365	(1)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Transfer Agent fees and expenses		(2)
Miscellaneous fees and expenses		(2)
Total expenses		$(2)

(1) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees for the securities available for sale under this Registration Statement, other than the $16,365.00 filing fee referred to on the cover page of this Registration Statement related to the sales agreement prospectus included in this Registration Statement.

(2) The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation.

Our Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred by such person in connection. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement
1.2	Amended and Restated Sales Agreement, dated May 1, 2020, by and among Anavex Life Sciences Corp., Cantor Fitzgerald & Co. and SVB Leerink LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2020)
3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed on May 9, 2019)
3.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to our Current Report on Form 8-K filed on May 28, 2021)
3.3	Articles of Merger filed with the Secretary of State of Nevada on January 10, 2007 and which is effective January 25, 2007 (incorporated by reference to our Current Report on Form 8-K filed on January 25, 2007)
3.4	Bylaws of the Registrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2007)
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4
4.2	Specimen stock certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Form SB-2 filed with the SEC on January 13, 2005)
5.1**	Opinion of Snell & Wilmer, L.L.P.
23.1**	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm
23.2	Consent of Snell & Wilmer, L.L.P. (incorporated in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page)

*	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.
**	Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on September 24, 2021.

ANAVEX LIFE SCIENCES CORP.

By:	/s/ Christopher Missling, PhD
Name:	Christopher Missling, PhD
Title:	Chief Executive Officer, Principal
Executive Officer and Chairman of
the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Missling, PhD and Sandra Boenisch, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Anavex Life Sciences Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Christopher Missling, PhD	Chief Executive Officer (Principal Executive Officer)	September 24, 2021
Christopher Missling, PhD

/s/ Sandra Boenisch, CPA, CGA	Principal Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 24, 2021
Sandra Boenisch, CPA, CGA

/s/ Athanasios Skarpelos	Director	September 24, 2021
Athanasios Skarpelos

/s/ Claus van der Velden, PhD	Director	September 24, 2021
Claus van der Velden, PhD

/s/ Jiong Ma, PhD	Director	September 24, 2021
Jiong Ma, PhD

/s/ Steffen Thomas, PhD	Director	September 24, 2021
Steffen Thomas, PhD

/s/ Peter Donhauser, D.O.	Director	September 24, 2021
Peter Donhauser, D.O.

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